PROXY STATEMENT PURSUANT TO SECTION 14(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

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        or Rule 14a-12


                        AMERISERV FINANCIAL, INC.
         (Name of Registrant as Specified in its Charter)

________________________________________________________________
             (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)

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        Rules 14a-6(i)(1) and 0-11.

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_______________________________________________________________

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              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       AND PROXY STATEMENT












                      AMERISERV FINANCIAL, INC.
                          P.O. BOX 430
               JOHNSTOWN, PENNSYLVANIA  15907-0430

                     To Be Held April 22, 2003












              Mailed to Security Holders March 17, 2003



                     AmeriServ Financial, Inc.
                216 Franklin Street, P. O. Box 430
                Johnstown, Pennsylvania 15907-0430
                            814-533-5158
                                                  March 17, 2003




Dear Fellow Shareholder:

     AmeriServ Financial, Inc.'s Annual Meeting of Shareholders will be held Tuesday, April 22, 2003, at 1:30 p.m., Eastern
Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market
Street, Johnstown, Pennsylvania 15901-2996.

     The matters to be acted upon at the meeting are:

     (a)  the election of five Class II directors;

     (b)  the consideration of a shareholder proposal;

     (c) such other matters as may be properly brought before the AmeriServ Financial, Inc. annual meeting or any adjournments thereof.

     Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

     I look forward to seeing you at the annual meeting.

                              Respectfully yours,


                              Craig G. Ford
                              Interim Chairman, President and
                              Chief Executive Officer



                     AmeriServ Financial, Inc.
                           P. O. Box 430
               Johnstown, Pennsylvania  15907-0430

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                               March 17, 2003

To The Shareholders:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of AmeriServ Financial, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Tuesday, April 22, 2003, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

     1. Election of five Class II directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

     2.     Consideration of a shareholder proposal (Matter
            No. 2);

     3. Such other business as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 5, 2003, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

     This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.



                              Betty L. Jakell,
                              Corporate Secretary
Johnstown, Pennsylvania
March 17, 2003



                     AMERISERV FINANCIAL, INC.
                            P.O. Box 430
                 Johnstown, Pennsylvania  15907-0430


                          PROXY STATEMENT


                              GENERAL

Introduction

     This proxy statement and enclosed proxy card are being mailed to the shareholders of AmeriServ Financial, Inc. ("ASRV" or the "Company") on or about March 17, 2003, in connection with the solicitation of proxies by the Board of Directors of ASRV. The proxies will be voted at the Annual Meeting of Shareholders of ASRV to be held on Tuesday, April 22, 2003, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2296 (the "Annual Meeting"). ASRV's Annual Report for the year ended December 31, 2002, accompanies this proxy statement. It should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the "Bank").

Solicitation of Proxies

     The cost of the solicitation of proxies will be borne by ASRV. In addition to the use of the mails, some directors and officers of ASRV may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by ASRV with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and ASRV may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

     As of the close of business on March 5, 2003 (the "Record Date"), there were outstanding 13,925,344 shares of common stock, par value $2.50 per share (the "ASRV Common Stock"), the only class of capital stock of ASRV outstanding. Holders of record of ASRV Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held.
Holders of ASRV Common Stock are entitled to cumulate their vote in the election of directors.

     If a shareholder participates in ASRV's Dividend
Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's
Dividend Reinvestment Plan account.

     If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, or, if a shareholder votes by telephone or Internet, in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees for ASRV's Board of Directors and "FOR" the shareholder proposal.

Right of Revocation

     Proxies may be revoked at will at any time before they have been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

     Under ASRV's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

     The following table sets forth information regarding persons or entities known to ASRV's management to own of record or beneficially, as of March 5, 2003, 5% or more of the outstanding shares of ASRV Common Stock.



                                    Amount of
Name and Address                    Beneficial        Percent of
of Beneficial Owner                 Ownership       Common Stock

Dimensional Fund Advisors Inc.(1)   1,131,588             8.13
1299 Ocean Avenue - 11th Floor
Santa Monica, California  90401

__________
(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,131,588 shares of ASRV Common Stock as of December 31, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                           MATTER NO. 1

                  ELECTION OF ASRV DIRECTORS

General

     The Articles of Incorporation of ASRV provide that ASRV's business shall be managed by a Board of Directors of not less than 5 and not more than 25 persons. Under the Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 2003 has been set by the Board at 15. There are presently 14 directors and one vacancy due to the recent resignation of one director. The Board is composed of at least a majority of directors who, in the business judgment of the Board, meet the criteria for independence required by the Nasdaq National Market and all other applicable legal requirements.

     ASRV's Board of Directors, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under ASRV's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

Nominees and Continuing Directors

     The Board of Directors fixed the number of directors in Class II at five and has nominated J. Michael Adams, Jr.,
Edward J. Cernic, Sr., Margaret A. O'Malley, Mark E. Pasquerilla and Thomas C. Slater for election as Class II directors for three-year terms to expire at the 2006 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Directors Adams, Cernic, O'Malley, Pasquerilla and Slater were elected by the shareholders at the 2000 Annual Meeting. The remaining directors will continue to serve in accordance with their previous election with the terms of the Class I and Class III directors expiring in 2005 and 2004, respectively.

     The Bylaws of ASRV permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 60 days nor more than 90 days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

     With respect to the election of directors, each shareholder has the right to vote, for each share of ASRV Common Stock held by the shareholder, as many votes as shall equal the number of directors to be elected, and the shareholder, or the shareholder's proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy. The five persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class II directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

     Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his or her willingness to serve, or for any substitute nominee or nominees designated by the ASRV Board of Directors in the event any nominee or nominees become unavailable for election. The ASRV Board of Directors has no reason to believe that any of the nominees will not serve if elected.

     The following tables set forth as to each of the nominees for election as a Class II director and as to each of the continuing Class I and Class III directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor and other business relationships. There are no family relationships between any of the listed persons.



                           Nominees for Election As
                  Class II Directors - Term Expires in 2006

                                                         Directorship in
                                            Director     other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)   ___Companies__

J. Michael Adams, Jr.                 41      2000            None
  Attorney-at-Law
  Cipriani & Werner, P.C.

Edward J. Cernic, Sr.                 70      1998            None
  President and CEO, Cernic
  Enterprises, Inc.

Margaret A. O'Malley                  43      1997            None
  Attorney-at-Law
  Yost & O'Malley

Mark E. Pasquerilla                   43      1997        Crown American
  Chairman, President and CEO,                             Realty Trust
  Crown American Realty Trust

Thomas C. Slater                      60      1980            None
  Owner, President and Director,
  Slater Laboratories, Inc.


            Continuing Class I Directors - Term Expires in 2005

                                                          Directorship in
                                            Director     other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)    __Companies__

James M. Edwards, Sr.                 63      1984            None
  Retired President and Chief
  Executive Officer, WJAC,
  Incorporated

Rev. Christian R. Oravec              65      1990            None
  President, St. Francis
  University

Howard M. Picking, III                65      1970            None
  Chairman, The Picking Company;
  Retired Chairman and CEO,
  Miller-Picking Corporation



Sara A. Sargent                       55      1996            None
  President, The Sargent's
  Group

Robert L. Wise                        59      1986            None
  Retired President and COO,
   GPU Energy


                Continuing Class III Directors - Term Expires in 2004

                                                          Directorship in
                                             Director    other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)    __Companies__

Daniel R. DeVos                       60      1991            None
  President and CEO,
  Concurrent Technologies
  Corporation

James C. Dewar                        65      1974            None
  President and CEO, Geo. C.
  Dewar, Inc.; Retired
  President and CEO, Dewar's
  Car World

Bruce E. Duke, III, M.D.              59      1987            None
  Surgeon, Valley Surgeons, Inc.

Kim W. Kunkle                         48      1984            None
  President and CEO,
  Laurel Holdings, Inc.

___________________

(1) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except for Mr. Adams who was formerly a partner with another law firm in 2002.

(2) Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.

(3) All incumbent directors were elected by the shareholders.

Security Ownership of Management

     The following table sets forth information concerning the number of shares of ASRV Common Stock beneficially owned, as of March 5, 2003, by each present director, nominee for director, and each executive officer or former executive officer named in the compensation table set forth elsewhere herein.

                              Amount and Nature
                                of Beneficial     Percent
Name of Beneficial Owner(1)     Ownership(2)     of Class

J. Michael Adams, Jr.(3)......     43,981            *
Edward J. Cernic, Sr..........     64,215            *
Daniel R. DeVos...............      5,405            *
James C. Dewar ...............     68,336            *
Bruce E. Duke, III, M.D.......     19,634            *
James M. Edwards, Sr..........     34,387            *
Ray M. Fisher.................     47,792            *
Craig G. Ford.................      1,000            *
Jeryl L. Graham...............        702            *
Orlando B. Hanselman..........     58,853            *
Kim W. Kunkle (4).............     42,987            *
Margaret A. O'Malley (5)......    169,588           1.2
Rev. Christian R. Oravec......      3,780            *
Mark E. Pasquerilla (6).......    271,064           1.9
Howard M. Picking, III (7)....     36,448            *
Sara A. Sargent...............    105,383            *
Thomas C. Slater..............     34,450            *
Jeffrey A. Stopko.............     22,228            *
Ronald W. Virag...............     15,501            *
Robert L. Wise................     30,318            *

Officers, Directors and
  Nominees for Director
  as a Group
  (20 persons)(8).............  1,076,052           7.7
__________________

*Less than 1%

(1) Except as noted below, each of the identified beneficial owners, including the officers or former executive officers, directors and nominees for director, has sole investment and voting power as to all the shares shown as beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2) Includes shares of ASRV Common Stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options as follows: 36,667, 16,590, 12,733 and 65,990 held by
        Fisher, Stopko, Virag and the group, respectively. Also includes 334, 266 and 266 shares of ASRV Common Stock subject to restriction held by Fisher, Stopko and Virag pursuant to restricted stock awards made in March 2000 that vest ratably over a three year period. In addition, Fisher, Stopko and Virag hold options to acquire ASRV Common Stock that first become exercisable, in part, during or after July 2003 and therefore are excluded.

(3) Total number of shares includes J. Michael Adams, Jr. as voting trustee of 24,060 shares of ASRV Common Stock held by Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)     Includes 19,203 and 3,000 shares held by Laurel
        Management Retirement Plan and Laurel Corporation, respectively, of which Mr. Kunkle is an officer and has voting and investment power.

(5) Margaret A. O'Malley is voting trustee of 105,248 shares of ASRV Common Stock held by James F. O'Malley and Jean O'Malley under a Voting Trust Agreement dated
        March 3, 1997.

(6) Includes 225,900 shares of ASRV Common Stock held by Crown American Enterprises, Inc. of which Mark E.
        Pasquerilla is an officer and 35,500 shares held by Marenrico Partnership of which Mr. Pasquerilla is one of the partners.

(7) Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.

(8) The group consists of 20 persons, being the members of the Board of Directors of ASRV, the Interim Chairman, President and Chief Executive Officer, and each other named executive officer or former executive officer of ASRV set forth in the compensation table elsewhere herein.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of information provided to the Company for the twelve month period ended December 31, 2002, one director, Edward J. Cernic, Sr., failed to report on a timely basis one purchase of stock made on July 29, 2002. The report on Form 4 was required to be filed on August 10, 2002, and was not filed until August 15, 2002.

Board and Committees

     The Board of Directors has various standing committees including an Audit Committee, an Executive Committee, an Investment/ALCO Committee, a Management Compensation Committee (the "Compensation Committee") and a Nominating Committee. During 2002, the Board of Directors held 14 meetings, the Audit Committee held 10 meetings, the Executive Committee held 6 meetings, the Investment/ALCO Committee held 4 meetings, the Compensation Committee held 4 meetings and the Nominating Committee held 3 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he/she was a member except Dr. Duke who attended 68%.

     There were 2 executive sessions of the Board of Directors excluding management and 5 executive sessions of the Executive
Committee.

     The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special Board meeting. In addition, from time to time, the Executive Committee is asked to study strategic issues in greater depth than may be practical for the Board as a whole. The Executive Committee is comprised of Directors Pasquerilla (Chair), O'Malley (Vice Chair), Adams, Cernic, Dewar, Kunkle and Sargent.

     The Audit Committee is comprised of Directors Dewar (Chair), O'Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise, each of whom is independent in the judgment of the Board of Directors. The Committee is responsible for the appointment, compensation, oversight and termination of ASRV's independent auditors. The Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of ASRV's financial statements, ASRV's compliance with applicable legal and regulatory requirements and the performance of ASRV's internal audit function. The Committee also is responsible for, among other things, reporting to ASRV's Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in ASRV's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors' independence from ASRV and ASRV's management, including approving consulting and other legally permitted, non-audit services provided by ASRV's auditors and the potential impact of the services on the auditors' independence. The Committee meets periodically with ASRV's independent auditors and ASRV's internal auditors outside of the presence of ASRV's management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Committee reviews and discusses with management earnings releases, including the use of pro forma information, and financial information provided to analysts and rating agencies. The Committee also discusses with management and the independent auditors the effect of accounting initiatives and off-balance sheet transactions. The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

     The Nominating Committee is comprised of Directors O'Malley (Chair), Cernic (Vice Chair), Adams, DeVos, Kunkle, Pasquerilla, Picking, Sargent and Slater, each of whom is independent in the judgment of the Board of Directors. The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders and will consider nominees recommended by shareholders. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of ASRV's Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of ASRV not less than 60 days or more than 90 days prior to the Annual Meeting.

     The Investment/ALCO Committee is comprised of Directors Slater (Chair), Kunkle (Vice Chair), Dewar, Edwards, Oravec, Pasquerilla, and Picking and officers Fisher and Stopko. This Committee is responsible for overseeing the investment policy of the Company and monitoring interest rate, liquidity, and market risk.

     The Compensation Committee is comprised of Directors O'Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater, each of whom is independent in the judgment of the Board of Directors. The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee's administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001, may serve on the Compensation Committee. See "Executive Compensation" herein.

Compensation of Directors

     Executive officers of ASRV who are directors or members of committees of the ASRV Board of Directors or its subsidiaries receive no compensation for such positions. In 2002, independent directors of ASRV received a retainer of $6,000 payable in ASRV Common Stock. In 2002, all ASRV and Bank Board meetings were held jointly but with separate agendas and minutes. Attendance at the joint meetings was compensated at a rate of $450.00. A fee of $400 was paid for attendance at each committee meeting of the ASRV Board of Directors. Certain independent directors of ASRV also are directors of the Bank and AmeriServ Trust and Financial Services Company (the "Trust Company"). Directors serving on the Board of Directors of the Trust Company were compensated for their services by a payment of $450 for each Board of Directors meeting attended. A fee of $400 was paid for each Bank and Trust Company committee meeting attended. Directors who serve on the boards of AmeriServ Associates, Inc., AmeriServ Life Insurance Company, AmeriServ Mortgage Company and Standard Mortgage Corporation of Georgia receive no remuneration.



                       Executive Compensation
 Board Compensation Committee Report on Executive Compensation

     The following is a report by the Compensation Committee of the Board of Directors of the Company. The objectives of the report are to provide shareholders with a clear explanation of the overall executive compensation philosophy, strategies, and specific executive compensation plans, and to meet all proxy disclosure rules relating to executive compensation established by regulatory bodies.

Compensation Committee

     The Compensation Committee is comprised of eight (8) non-employee, independent directors appointed from the Board of Directors of ASRV. The Committee met four (4) times in 2002.

     The Committee seeks to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting the Company's need to attract and retain competent executive management. The Committee develops an executive compensation policy, along with supporting executive compensation plans and programs, and ensures that they:

  -   Emphasize the enhancement of shareholder value
  - Support the acquisition and retention of competent executives
  - Deliver the total executive compensation package in a cost-effective manner
  -   Reinforce key business objectives
  - Provide competitive compensation opportunities for competitive results
  -   Encourage management ownership of ASRV Common Stock
  -   Comply with applicable regulations

     The role of the Committee is to collect and analyze comparative executive compensation information from relevant peer groups, to approve executive salary adjustments, to administer the Executive At-Risk Compensation Plan, including the establishment of performance goals, and to administer the ASRV 2001 Stock Incentive Plan. Additionally, from time-to-time, the Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

Executive Compensation Policy

     The executive compensation policy expresses the philosophy of the Board of Directors toward program participation, relevant peer comparisons, and plan design and, as such, represents an important part of the overall executive compensation program. The policy provides guidance to the Compensation Committee and, within the overall objectives of equity and regulatory compliance, acts as a standard against which program performance can be measured.

     The executive compensation program is designed to encourage decisions and actions that have a positive impact on the overall performance of ASRV. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.

     As part of the overall program, the executive compensation policy defines pay practices and addresses each of the major components of the executive pay program, as summarized below.

     1. A market-competitive executive base salary program, combined with a formal performance appraisal system that focuses awards that are integrated with strategic corporate objectives.

     2. Base benefits that are generally available to all employees, supplemented by non-qualified supplemental arrangements, where appropriate.

     3. At-risk (incentive) compensation that aligns management's financial interests with those of ASRV shareholders, encourages management ownership of ASRV Common Stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive cash and equity reward opportunities.

     4. Comparisons of competitive executive pay practices, as determined using two different sets of data - compensation survey data and peer performance data:

         - Compensation survey data refers to competitive executive pay data from banking industry compensation surveys. Competitive compensation practices are determined using compensation levels at bank holding companies, and subsidiaries of comparable size to ASRV and its subsidiaries, for positions comparable to those held by the executive officers identified in the Summary Compensation Table included herein (the "Named Officers").

         - Peer performance data comes from a group of bank holding companies of comparable size to ASRV, primarily headquartered in Pennsylvania. Some national information is used for comparative compensation survey data, but most of the data are generated from a peer group of bank holding companies in the Northeast.

         - The indices used in the Stock Performance Chart are Nasdaq Stock Market (U.S. Companies) and Nasdaq Bank Stocks. While the Committee believes that some of the surveyed banks and some of the peer banks may be included in these indices, it is not the Committee's intention to establish executive pay practices based upon the pay practices of organizations that comprise these indices. The Committee believes that some of the companies included in these indices would not be relevant for setting executive pay for ASRV executives, in light of size or other fundamental business differences.

Relationship Of Performance Under Compensation Plans

     ASRV utilizes two components of the executive compensation program to establish, and maintain, the desired relationship between executive pay and performance.

     The first component, the formal performance appraisal system, relates to potential annual salary adjustments. Quantitative and qualitative performance factors are established for each executive position and, at least on an annual basis, the performance of the incumbent executive is evaluated against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

     The second component of ensuring the desired relationship between executive pay and performance relates to the Committee's role in administering the Executive At-Risk Compensation Plan approved by the Board of Directors in 2002. Under this plan, targets are established for three (3) equally weighted key performance factors - the Company's return on average equity, total annual shareholder return, and measures of customer satisfaction. Awards under the plan may be made, at the recommendation of the Committee and at the discretion of the Board of Directors, when target performance levels are attained, and may take the form of cash, restricted stock, stock options, or a combination thereof.

     Cash bonuses were paid to Jeryl L. Graham, Ronald W. Virag, Ray M. Fisher, and Jeffrey A. Stopko in 2002. These bonuses were awarded at the discretion of the former Chairman, President and Chief Executive Officer, Orlando B. Hanselman, and were not made pursuant to the Executive At-Risk Compensation Plan. Mr. Hanselman did not receive a cash bonus in 2002. Ray M. Fisher and Jeffrey A. Stopko were granted stock options in 2002 under the Stock Incentive Plan approved by the shareholders in 2001.

2002 Chief Executive Officer Compensation

     Mr. Orlando B. Hanselman resigned as Chairman, President and CEO of ASRV and the Bank and Chairman of all subsidiaries effective December 2, 2002. Mr. Hanselman's compensation, as outlined in the Summary Compensation Table, was established by the Board of Directors at the beginning of 2002.

     As documented in the 2002 proxy statement, Mr. Hanselman received a restricted stock award of 156,000 shares of ASRV Common Stock as a funding vehicle for a supplemental executive retirement plan ("SERP") approved for Mr. Hanselman by the Board of Directors in January 2001. The shares funding the SERP were to vest over a fifteen-year period with none vesting during the first five-year period. As a result of Mr. Hanselman's resignation, the agreement has terminated, none of the shares have vested, and all compensation expense accrued under the agreement has been reversed.

     On December 2, 2002, Mr. Craig G. Ford was named Interim Chairman, President and CEO of ASRV. On December 13, 2002, Mr. Ford was appointed Interim Chairman, President and CEO of the Bank and Interim Chairman of all subsidiaries. Mr. Ford has had a long and distinguished career in Pennsylvania banking. He was employed by Mellon Bank in Pittsburgh for 31 years, including the management of Mellon Bank's Community Banking area for 10 years, and was a member of the executive management team at Meridian Bancorp in Reading, Pennsylvania. In recent years, Mr. Ford has maintained an executive level consulting practice for community banks in Pennsylvania.

     Mr. Ford was paid consulting fees and expenses for his work prior to being named to the interim officer positions. Mr. Ford will receive a monthly fee of $15,000 plus expense reimbursement as remuneration for his interim officer positions as Interim Chairman, President & CEO of ASRV and the Bank and Interim Chairman of all subsidiaries. The Board of Directors has initiated an active search for a permanent President and CEO of ASRV.

IMPACT of OMNIBUS BUDGET RECONCILIATION ACT of 1993

     The Omnibus Budget Reconciliation Act of 1993 (OBRA)
Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the "Named Officers." However, to the extent that it is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

     The Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the "Named Officers" under the ASRV existing executive compensation programs. The Committee notes that none of the "Named Officers" received annual compensation in excess of $1,000,000. The Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

COMPENSATION COMMITTEE INTERLOCKS And INSIDER PARTICIPATION

     Directors Adams, Cernic, DeVos, Dewar, O'Malley (Chair), Pasquerilla (Vice Chair), Picking, and Slater have served as members of the Compensation Committee since July 2000. Each member of the Committee is excluded from participation in any plan administered by the Committee while serving as a member, except for participation in the Independent Directors' Annual Retainer Plan (the Compensation Committee's administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001.

     This Board Compensation Committee Report on Executive
Compensation is furnished by Directors O'Malley (Chair),
Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater.

Compensation Paid to Executive Officers

     The following table sets forth information for the three years ended December 31, 2002, concerning the annual and long-term compensation of the Named Officers for services in all capacities to ASRV and its subsidiaries.



                    Summary Compensation Table


                                                                                        Long-Term
                                   Annual Compensation                                 Compensation
                        ________________________________________
_____________________________________

                                                           Other          Restricted   Securities    All Other
Name, Age and                                              Annual        Stock Awards  Underlying  Compensation
Principal Position      Year  Salary($) Bonus($)(1) Compensation($)(2)    ($) (6)    Options(#)(8)
($)(9)(10)

Craig G. Ford, 73        2002        --        --       19,505(3)              --            --            --
  Interim Chairman,      2001        --        --           --                 --            --            --
  President and CEO      2000        --        --           --                 --            --            --
  of ASRV and AmeriServ
  Financial Bank and
  Interim Chairman  of
  all subsidiaries

Orlando B. Hanselman, 43 2002   236,000        --        9,077(4)              --            --         7,040
  Former Chairman,       2001   236,000        --           --            663,000(7)         --         8,509
  President and CEO of   2000   227,880        --      213,750                 --        70,000         9,407
  ASRV and AmeriServ
  Financial Bank and former
  Chairman of all
  subsidiaries

Jeryl L. Graham, 48      2002   136,400     3,000      228,278(5)              --            --        11,634
  Former Executive Vice  2001   148,800        --           --                 --            --         9,360
  President and Chief    2000   137,940        --           --              9,625        38,600         8,372
  Operating Officer of
  ASRV and AmeriServ
  Financial Bank

Ronald W. Virag, 57      2002   138,667     3,000           --                 --            --         7,462
  President and CEO      2001   138,672        --           --                 --            --         7,491
  of AmeriServ Trust     2000   132,145        --           --              7,700        19,100         8,826
  and Financial
  Services Company

Ray M. Fisher, 51        2002   109,980     2,000           --                 --         5,000           469
  President and CEO      2001   109,980        --           --                 --            --           469
  of AmeriServ           2000   109,980        --           --              9,625        16,300           306
  Associates, Inc.,
  a Subsidiary of ASRV

Jeffrey A. Stopko, 40    2002   118,680     2,000           --                 --         5,000           192
  Senior Vice President  2001   104,640        --           --                 --            --         1,035
  and CFO of ASRV        2000   100,125        --           --              7,700        10,900         1,067


__________________

(1) There were no bonuses paid under the Executive At-Risk Compensation Plan approved by the Board of Directors in 2002. The bonuses paid to Named Officers for 2002 were at the discretion of the former Chairman, President and CEO, Orlando B. Hanselman.

(2) Unless otherwise indicated, no other executive officer or former executive officer named in the Summary
        Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer's total compensation (salary and bonus).

(3) Represents consulting fees and expenses paid to Mr. Ford in 2002.

(4) Amount paid to Mr. Hanselman in 2002 for unused earned compensatory time.

(5) Includes amount paid to Ms. Graham in 2002 for unused earned compensatory time, a refund for monies contributed by Ms. Graham to her employer-sponsored cafeteria plan, and a payment made to Ms. Graham at the time of her resignation.


(6) At the end of 2002, Virag, Fisher, and Stopko held 266, 334, and 266 restricted shares worth $758, $952, and $758, respectively. The restrictions on such shares lapse in three equal annual increments on the anniversaries of the award. Dividends are accrued and distributed when restrictions lapse on the corresponding shares. Unvested amounts under restricted stock awards previously made to Ms. Jeryl L.Graham terminated upon her resignation.

(7) As part of a supplemental executive retirement plan ("SERP") approved for Mr. Hanselman by the Board of Directors on January 26, 2001, and described in the 2001 proxy statement, he received a restricted stock award of 156,000 shares of ASRV Common Stock as a funding vehicle for the SERP. As a result of Mr.Hanselman's resignation, the SERP has terminated, none of the shares have vested and are therefore forfeited, and all compensation expense accrued by ASRV with respect to the agreement has been reversed.

(8)     Options were granted during 2002 to two of the Named
        Officers.  These grants were made under the 2001 Stock
        Incentive Plan approved by the shareholders at the 2001
        Annual Meeting.

(9)     Includes amounts awarded under the Deferred Profit
        Sharing Plan of ASRV and the Bank. All full-time employees of ASRV and the Bank are entitled to participate in the Deferred Profit Sharing Plan.

(10) Includes (a) the premiums paid by ASRV and its subsidiaries for life insurance policies with coverage limits above $50,000 to Hanselman, Graham, Virag, Fisher, and Stopko, (b) country club dues for Hanselman, Graham, and Virag, (c) allowance for personal car use for Hanselman, Graham, and Virag, and (d) financial advisory services for Hanselman and Graham.


                       Option Grants Table

     The following table sets forth information with respect to grants of stock options made during 2002 to each of the Named
Officers.

               OPTION GRANTS IN LAST FISCAL YEAR


                                                                                      Potential
                                         Percent                                   Realizable Value
                        Number of       of Total                                      at Assumed
                        Securities      Options                                     Annual Rates of
                        Underlying      Granted to    Exercise or   Expira-      Stock Price Appreciation
                        Options         Employees in   Base Price    tion           for Option Term ($)
Name                    Granted (#)(1)  Fiscal Year    ($/Share)     Date       0%         5%         10%

Craig G. Ford                  0              0              0                  0           0            0
Orlando B. Hanselman           0              0              0                  0           0            0
Jeryl L. Graham                0              0              0                  0           0            0
Ray M. Fisher              5,000             11.6          5.10      5/8/12     0           0       11,461
Ronald W. Virag                0              0              0                  0           0            0
Jeffrey A. Stopko          5,000             11.6          5.10      5/8/12     0           0       11,461

Gains applicable to all
  shareholders(2)	             --             --             --         --       0  24,913,661   63,136,108

(1) Options were granted under the 2001 Stock Incentive Plan to the indicated Named Officers on May 8, 2002.

(2) The potential realizable gain to all shareholders (based on 13.9 million shares of ASRV Common Stock outstanding at December 31, 2002, with a market price of $2.85) at 0%, 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Officers at the same assumed annual rates of stock appreciation.

Option Exercises and Year-End Value Table

     The following table sets forth information concerning the exercise of options to purchase ASRV Common Stock by the Named Officers during the year ended December 31, 2002, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options that were presently exercisable and options that were not exercisable) as of December 31, 2002.


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUE

                                                                   Number of Securities
                                                                  Underlying Unexercised              Value of In-the-Money
                                                                        Options at                         Options at
                                                                   December 31, 2002                   December 31, 2002(4)
                        Shares
                        Acquired on       Value
Name                    Exercise(#)(1)  Realized($)(2)  Exercisable(#)(3)  Unexercisable(#)(3)
Exercisable($)  Unexercisable($)
Craig G. Ford                      0               0                  0                   0               0                  0
Orlando B. Hanselman               0               0             87,819              23,333               0                  0
Jeryl L. Graham               18,068           6,476             31,740              12,866               0                  0
Ronald W. Virag                    0               0             12,733               6,367               0                  0
Ray M. Fisher                      0               0             36,667               5,433               0                  0
Jeffrey A. Stopko                  0               0             16,590               3,633               0                  0

_______________________

(1) Figures shown include only shares acquired via stock option exercises in 2002. Since the inception of the 1991 Stock Option Plan, Mr. Virag has paid $57,793 to exercise 2,930 options and surrendered 10,225 shares to exercise 13,400 options. Prior to 2002, Mr. Fisher has paid $21,438 to exercise 1,000 options. Prior to 2002, Mr. Stopko has paid $17,326 to exercise 1,236 stock options and surrendered 100 shares to exercise 373 options.

(2) Represents the aggregate market value of the underlying shares of ASRV Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) As required, all exercisable and unexercisable options are shown as of December 31, 2002. Because of their separation from employment, as of the date hereof, Mr. Hanselman and Ms. Graham have forfeited all options in accordance with the terms of the 1991 Stock Option Plan.

(4) "In-the-money options" are stock options with respect to which the market value of the underlying shares of ASRV Common Stock exceeded the exercise price at December 31, 2002. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of ASRV Common Stock on December 31, 2002. Fair market value was determined by reference to the average of the high and low sale prices of ASRV Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan

     The Bank maintains a qualified defined benefit retirement plan for its employees (the "Bank Plan"). Remuneration as of January 1, 2002, for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations) or under a "cafeteria plan" (as defined in Section 125 of the Code and applicable regulations). An employee's benefit under the Bank Plan is determined on the basis of Final Average Pay which means the average annual compensation (as defined by the Bank Plan) received by an employee in the five consecutive years out of the ten ending before the employee's termination of employment for which the average is highest.

     The Bank made $2,850,000 in contributions to the Bank Plan in December 2002 for the 2002 plan year.

     Estimated annual benefits payable upon retirement at age 65 after 15 years of service with respect to the specified remuneration are as follows:



                          PENSION TABLE
                    AMERISERV FINANCIAL BANK

          Five Calendar Year
            Average Salary             Annual Benefit at
        Preceding Retirement         Normal Retirement Date

              $ 15,000                      $ 5,550
                25,000                        9,250
                40,000                       14,800
                60,000                       22,200
                90,000                       33,300
               100,000                       37,000
               120,000                       44,400
               140,000                       51,800
               150,000                       55,500
               160,000                       59,200
               170,000                       62,900
               180,000                       66,600
               190,000                       70,300
               200,000(1)                    74,000
_______________________

(1) Effective for retirements on or after January 1, 1994, annual compensation for Bank Plan purposes could not exceed $150,000 plus any increases indexed to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger "preserved benefits." Due to the Economic Growth and Tax Relief Reconciliation Act of 2001, the annual compensation limit increased to $200,000 plus any increases indexed to cost of living adjustments.

     The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available in actuarially equivalent amounts. Current remuneration covered by the Bank Plan in 2002 for Fisher, Graham, Hanselman, Stopko, and Virag was $116,266, $158,189, $273,883, $124,104, and $151,426, respectively, subject to the
$200,000 limitation (as indexed).  As of December 31, 2002,
Mr. Fisher was credited with 9 years of service, Ms. Graham with 17 years of service, Mr. Hanselman with 16 years of service, Mr. Stopko with 16 years of service, and Mr. Virag with 8 years of service. In 2002, Mr. Ford performed services for ASRV as an independent consultant and therefore was not a participant in the Bank Plan.

     Effective January 1, 1986, the ASRV Board of Directors adopted the Bank Plan for the benefit of employees of ASRV on the same terms and conditions as for employees of the Bank. Contributions made by ASRV are limited to those employees whose earnings are paid by ASRV.

Supplemental Pension Plan

     The Board of Directors of the Bank on February 20, 1981, adopted a Supplemental Pension Plan under which the Executive Committee of the Board of Directors may from time to time designate executive officers of the Bank as participants and specify the amount of supplemental pension payment the participant shall receive. A participating officer agrees to perform, after retirement, such advisory services as the Executive Committee may reasonably request and enters into a noncompetition agreement with the Bank. Upon the officer's retirement from the Bank, a participant will be entitled to receive supplemental monthly pension payments in a specified amount for a period of fifteen years. If the officer should die before retirement while in the service of the Bank or if the officer should die after payment of benefits has commenced, the participant's spouse, if any, will be entitled to receive one-half of the specified amount for the remainder of the fifteen year period. No payments are currently being made under this plan.

Change in Control Agreements

     In 1994, ASRV entered into Change in Control Agreements (the "Agreements") with Messrs. Orlando B. Hanselman and
Ronald W. Virag and in 2002 with Ray M. Fisher and Jeffrey A. Stopko, pursuant to which ASRV agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events ("Triggering Events") following a change in control of ASRV ("Change in Control") (as defined in the Agreements). Because of his separation from employment without the occurrence of a Change in Control, Mr. Hanselman's Agreement has terminated. The initial term of the Agreements was three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Messrs. Virag, Fisher and Stopko would be entitled to receive approximately 1.0 times their combined salary and bonus, which will be determined by reference to the average of the executive's combined salary and bonus in the preceding five years, except that, until 2005, Messrs. Fisher and Stopko would receive approximately 1.0 times their highest combined salary and bonus during the preceding five years rather than 1.0 times the five year average. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Agreements also entitle the executives to continued participation in the employee benefits plans of ASRV for a period of one year. In addition, the Agreements provide that options held by the executives to acquire ASRV Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive's termination.

Performance Graph

     Set forth is a graph comparing the yearly percentage change in the cumulative total shareholder return on ASRV Common Stock against the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks for the five years beginning January 1, 1998 and ended December 31, 2002.



                           [Insert Table]


                                               Legend

Symbol    Index Description       12/97      12/98      12/99      12/00      12/01      12/03

          AmeriServ Financial,    100.0      86.2       55.3       43.0       52.3       33.7
            Inc.

          Nasdaq Stock            100.0     140.2      260.9      158.7      125.7       86.4
          Market (US Companies)

          Nasdaq Bank Stocks      100.0      89.7       84.5       99.5      112.1      119.8


Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to 100.0 on 12/31/1997.

     E. On April 1, 2000, as part of a spin-off of its Three Rivers Bank subsidiary, the Company distributed to its shareholders as a dividend stock in Three Rivers Bancorp, Inc. having a market value on the date of distribution of $71 million.



                          MATTER NO. 2
                      SHAREHOLDER PROPOSAL

Proposal

                     Shareholder Resolution

     ASRV received the following proposal for inclusion in this proxy statement from John H. Follansbee, III, 3752 Menoher
Blvd., Johnstown, PA 15905, private investor, owner of 10,191 shares of common stock:

     That the stockholders of AmeriServ Financial, Inc., assembled at the meeting in person and by proxy, hereby request that the Board of Directors immediately engage the services of a professional advisory firm to develop a strategic direction for the company that will enhance shareholder value.

     You are urged to vote "FOR" this proposal for the following reasons:

   - Existing management appears unable to generate sustainable earnings or revenue momentum.

   - Special or non-recurring pre-tax charges have been recorded.

   - Declining earnings have resulted in a significant cut in the dividend.

   - Since the April 1, 2000 spin-off, shares have traded at an even greater discount to book value.

   - Inability to match Pennsylvania peer return on equity, return on assets and efficiency ratios

   - Failure of current management to successfully execute diversification efforts such as balance sheet leveraging, mortgage banking, leasing, mobile branch banking, financial services (ex. sale of mutual funds, insurance, etc.) among others.



Statement of Directors

                       MANAGEMENT RESPONSE

     The Board of Directors recommends that you vote "FOR" this proposal in recognition of the Board's commitment, described in this response, to utilize independent professional assistance to define and communicate to shareholders a strategic direction for the Company in calendar year 2003.

     The Board of Directors, which is made up of entirely independent shareholders of the Company, recognized the need for aggressive action to favorably improve performance to the benefit of shareholders, customers and other corporate stakeholders. These actions continue to be implemented and supplemented as the Company executes its 2003 business plan. A number of these actions were underway before receipt of this proposal, but have been accelerated since the appointment of our interim CEO. These actions include:

     - Resignation of the two executive officers who led the Company during the events catalogued in the proposal.

     - Retaining a qualified interim CEO to begin a company-wide turnaround effort.

     - Retaining a nationally known executive search firm that, along with the interim CEO, will identify, attract and hire a highly qualified candidate for the permanent CEO position.

     - Revamping the Trust Company management to restore it to its former, more efficient structure, which the Board believes will position the Trust Company to achieve enhanced levels of profitability in 2003.

     -  Rededicating the Company to its community banking roots.

     - Reacquainting the primary markets with the fact that the Company is the largest locally managed retail bank, thus ensuring consumers of friendly service, fair prices and a strong commitment to the region.

     - Negotiating a full-year extension of the labor contract with the union that represents 68% of the staff, thus ensuring excellent customer service and labor stability during the turnaround effort.

     - Restructuring the lending areas, including the appointment of a highly qualified chief lending officer.

     - Strengthened the allowance for loan losses as a result of a concerted effort to carefully review the Company's loan portfolio in light of the continued weakness in the economy and deterioration in credit quality. As a result, the balance in the allowance for loan losses and key loan portfolio coverage ratios grew and moved more in line with peer bank levels.

     - Selling mortgage-servicing rights related to $450 million of mortgage loans, representing 69% of our portfolio, thereby substantially reducing interest-rate risk and volatility in net income.

     - Downsizing the asset leverage program, which has improved liquidity and strengthened our net interest margin.

     -  Reducing non-interest expenses through an Earnings
        Improvement Program accompanied by the ongoing commitment of the Board to operate a leaner, more efficient company without sacrificing customer service or a full product line.

     - Aggressively rebuilding the reputation of the Company in its local markets and with the investment community at large.

     - Repositioning the balance sheet, lending efforts, and management processes in recognition of the less than robust national and local economies.

     The Board and our new management team believe that these actions have been both dramatic and far-reaching. The Board has committed that aggressive turnaround efforts will continue for as long as necessary to return the Company to the ranks of appropriately performing bank holding companies. The Board has also re-affirmed its community bank roots. Management and the Board are committed to providing a competitive shareholder return and, to that end, will evaluate all available alternatives for doing so. All directors are independent, outside directors and are shareholders that have a sizeable ownership position in the Company.

     Therefore, it is the view of the Board and management that the first order of business is to vigorously pursue the turnaround effort that is well underway. As this effort proceeds, the Board believes that institutional value will be enhanced and a stronger Company will emerge with many future options. The Board recognizes that, as the turnaround effort continues, it also is important to define our strategic direction. Therefore, it is the intent of the Board and management to develop a sound strategic plan using appropriate independent professional assistance and communicate this vision to shareholders in calendar year 2003. We believe that successful execution of the turnaround plan will benefit shareholders. We further believe that a carefully developed and stated strategic direction will enable a stronger Company to capitalize on its strengths and be better able to cope with the volatility that has characterized the banking industry in recent years.

     The Board of Directors recommends that you vote "FOR" this proposal in recognition of the Board's commitment to utilize independent professional assistance to define and communicate to shareholders a strategic direction for the Company in calendar year 2003.

                      AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of ASRV is comprised of nine independent Directors. The members of the Audit Committee are Directors Dewar (Chair), O'Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise. The Audit Committee operates under a written charter adopted by the Board of Directors on February 28, 2003, a copy of which is attached hereto as Exhibit A.

     The Audit Committee has reviewed the audited financial statements of ASRV for the fiscal year ended December 31, 2002, and discussed them with management and ASRV's independent accountants, Deloitte & Touche LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants' independence from ASRV and management with the accountants. Furthermore, the Audit Committee has considered whether the fees paid by ASRV to Deloitte & Touche and described below are compatible with maintaining Deloitte & Touche's independence from ASRV. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that ASRV's audited financial statements for the fiscal year ended
December 31, 2002, be included in ASRV's Annual Report for that fiscal year.

Audit Fees

     The aggregate fees paid to Deloitte & Touche for professional services performed for the audit of ASRV's annual financial statements for the year ended December 31, 2002, and the reviews of the financial statements included in ASRV's quarterly reports on Form 10-Q during 2002 were $342,404.

Financial Information Systems Design and Implementation Fees

     There were no fees paid to Deloitte & Touche for these services during 2002.

All Other Fees

     The aggregate fees paid to Deloitte & Touche for all other professional services performed on behalf of ASRV were $132,500, including audit-related fees of $82,500 and other fees of $50,000. Audit-related fees include audits of the ERECT and BUILD Funds, which are specialty union funds managed by the Trust Company, and consents. Other fees were for tax services.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has audited ASRV's financial statements for the fiscal year ended December 31, 2002, and the report on such financial statements appears in the Annual Report to Shareholders. Deloitte & Touche LLP has been selected by the ASRV Board of Directors to perform an examination of the consolidated financial statements of ASRV for the year ending December 31, 2003.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      FINANCIAL INFORMATION

     Requests for printed financial material for ASRV or any of its subsidiaries - annual reports, Forms 10-K, 10-Q and Call Reports - should be directed to Jeffrey A. Stopko, Senior Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, PA 15907-0430, telephone
(814) 533-5310.

                   TRANSACTIONS WITH MANAGEMENT

     Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with ASRV or its subsidiaries during 2002. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. These loans represented, in the aggregate, 3.1% of shareholders' equity as of December 31, 2002.

                         OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder desiring to present a proposal to be considered at the 2004 Annual Meeting of Shareholders should submit the proposal in writing to: Chairman, AmeriServ
Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, PA
15907-0430 no later than November 21, 2003.

                              By Order of the Board of Directors

                              /s/ Betty L. Jakell
                                  Betty L. Jakell
                                  Corporate Secretary

March 17, 2003



Exhibit A














                     AmeriServ Financial, Inc.
                   Board Audit Committee Charter


















Approved by:
     AmeriServ Financial, Inc. Board Audit Committee 2/21/03
     AmeriServ Financial, Inc. Board of Directors 2/28/03



                                                   February 2003

                     AMERISERV FINANCIAL, INC.
                     AUDIT COMMITTEE CHARTER

Purpose

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of AmeriServ Financial, Inc. (the "Company"), including the adequacy of internal controls, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function, loan review function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and related disclosures and the Company's independent auditors are responsible for auditing those financial statements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles ("GAAP"). It shall be the duty of the Audit Committee to assist the Board in the oversight of the Company's legal and regulatory requirements. It is not the duty of the Audit Committee to assure compliance with the Company's Code of Conduct and Ethics.

Committee Membership

     The Audit Committee shall consist of no fewer than five members, each of whom shall be a director of the Company. Each member of the Audit Committee shall meet the independence and experience requirements of the listing standards of the Nasdaq1,

_________________

1     The Nasdaq listing standards require that each member of
the Audit Committee must (a) be independent; (b) meet the criteria for independence set forth in the Sarbanes-Oxley Act of 2002, and (c) not own or control 20% or more of the issuer's voting securities, or such lower measurement as may be established by the SEC in rulemaking under the Sarbanes-Oxley Act of 2002; and (d) must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement at the time of their appointment. In addition, the Committee must have at least one member who is an audit committee financial expert. In determining whether member qualifies as an "audit committee financial expert," the board must consider whether the person has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. An "audit committee financial expert" must have acquired such attributes through: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience. One director who (i) is not independent, (ii) meets the criteria set forth in the Sarbanes-Oxley Act, (iii) does not own or control 20% or more of the issuer's voting securities, and (iv) is not a current officer or employee or family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the audit committee. There are also Nasdaq listing standards that define an "independent director" as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent: (A) a director who is employed by the Company or by any parent or subsidiary of the Company within the past three years; (B) a director who accepts or who has a non-employee Family Member (which means any person who is a relative by blood, marriage, or adoption or who has the same residence) who accepts any payments from the Company or any of its affiliates in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (C) a director who is a Family Member of an individual who is, or within the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;
(D) a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years; (E) a director of the Company who is employed as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity, or if such relationship existed within the past three years; or (F) a director who was a partner or employee of the Company's outside auditor, and worked on the Company's audit, within the past three years. A three-year "cooling off" period applies to directors who are not independent due to: (1) interlocking compensation committees; or (2) the receipt by the director, or a family member of the director who is not an employee of the Company of any payments in excess of $60,000, other than for board service.
_____________________

the Securities and Exchange Commission ("SEC")2, the Sarbanes-Oxley Act of 2002, and all other applicable legal requirements. Each member of the Committee shall be "financially" literate in the business judgment of the Board. A majority of the members of the Committee shall constitute a quorum.

________________

Under the Sarbanes-Oxley Act of 2002, each member of the Committee shall be a member of the Board of Directors of the Company, and shall otherwise be independent. In order to be considered to be independent, a member of a Committee may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee (i) accept



     Audit Committee members shall be appointed in accordance with the Company's bylaws and policies established by the Board.
Audit Committee members may be replaced by the Board.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee without the consent of management or the Board. The Audit Committee shall meet with management, the internal auditors, the chief loan review officer and the independent auditor in separate executive sessions, as necessary. The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance and present such review to the Board.

Statement of Policy

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, the internal audit function, the loan review function and the annual independent audit of the Company's financial statements.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances and conditions.

     The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and

____________________
any consulting, advisory, or other compensatory fee from the Company other than for board service; or (ii) be an affiliated person of the Company or any subsidiary thereof. An Audit Committee member will be considered an affiliated person of the Company if such member owns or controls directly or indirectly, 20% or more of the Company's voting stock, or such other lower threshold as the SEC may establish.



other employees of the Company, who such member believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Authority and Responsibilities

     - Responsibilities Relating to Retention of Public Accounting Firms - The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work. The accounting firm shall report directly to the Committee.

     - Preapproval of Services - All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services, provided to the Company by the Company's auditors which are not prohibited by law shall be preapproved by the Committee pursuant to such processes as are determined to be advisable. Preapproved services shall include blanket preapproval of non-prohibited services for limited dollar amounts which the Committee, in its business judgment, does not believe possess the potential for abuse or conflict.

     - Exception - The preapproval requirement set forth above shall not be applicable with respect to the provision of non-audit services, if:

          (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

         (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and

        (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

     - Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

     - Complaints - The Committee shall establish procedures to facilitate:

          (i) the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters; and

         (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Related Party Transactions - The Committee must review and approve all related-party transactions. Prior approval of any loan made or maintained by AmeriServ Financial Bank in accordance with Section 22(h) of the Federal Reserve Act and Regulation O shall not be required but copies of any reports made with respect to credit transactions made pursuant to Regulation O shall be provided to the Committee.

     - Potential Conflicts of Interest - The Committee shall review all potential conflicts of interest with respect to any director or employee of the Company and make any necessary determinations with respect thereto. In this regard, the Committee shall review Director and Officer Questionnaires, which shall be completed and submitted to the Committee on an annual basis.

     - Funding - The Committee shall have the authority to engage and determine funding for independent counsel and other advisors if the Committee deems it necessary to carry out its duties.

     - Selection and Termination of Auditors - The Committee shall have the sole authority to hire and fire the outside auditors.

Financial Statement and Disclosure Matters.  The Audit
Committee, to the extent it deems necessary or appropriate, shall:

     - Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis of financial condition and results of operation, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     - Review and discuss with management and the independent auditor the Company's quarterly financial statements, including the disclosures made in management's discussion and analysis of financial condition and results of operations prior to the filing of the Company's Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

     - Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including (i) any significant changes in the Company's selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company's internal controls, (iii) the development, selection and disclosure of critical accounting estimates, (iv) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

     - Prior to release, discuss with management the Company's earnings press releases, including the use of "pro forma", "adjusted" or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     - Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     - Discuss with management, the internal auditors and the legal/compliance department the effect of regulatory initiatives on the Company's financial statements.

     - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     - Discuss with the independent auditor the matters required to be discussed by Statement on Auditing
        Standards No. 61 relating to the conduct of the audit including:

          (a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices.

          (b) The management letter provided by the independent auditor and the Company's response to that letter.

          (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, or personnel and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent
Auditor

     - Review the experience and qualifications of the senior members of the independent auditor team.

     - Obtain and review a written report from the independent auditor at least annually regarding (i) the auditor's internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm,
        (iii) any steps taken to deal with any such issues, and
        (iv) all relationships, both direct and indirect, between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

     - Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

     - Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

     - Discuss with the independent auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues.

     - Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

     - The Committee shall have the sole authority to hire and fire the senior internal auditing executive and approve the budget, staffing and work plans of the internal auditing department.

     - Review the reports to management prepared by the internal auditing department and management's responses.

     - Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company's Loan Review Function

     - The Committee shall have the sole authority to hire and fire the senior loan review executive and approve the budget, staffing and work plans of the loan review department.

     - Review the reports to management prepared by the loan review department and management's responses.

     - Discuss with the independent auditor the loan review department responsibilities, budget and staffing and any recommended changes in the planned scope of the loan review process.

Compliance Oversight

     - Obtain from the independent auditor such assurance as it deems adequate that such auditor has fulfilled its responsibilities under Section 10A of the Securities
        Exchange Act of 1934.

     - Obtain reports from management, the Company's senior internal auditing executive and the regulatory compliance and legal/compliance department relating to the Company's conformity with applicable legal and regulatory requirements. Review reports and disclosures of insider and affiliated party transactions.

     - Review with management, the Company's internal auditors and the Company's legal/compliance department compliance with laws and regulations. Advise the Board with respect to the Company's compliance with applicable laws and regulations.

     - Review with the Company's legal/compliance department, pending material litigation and compliance matters.

     - The Committee will take action to adopt a Code of Ethics for Senior Financial Officers (the "Code") and conduct periodic reviews of the Code for compliance therewith.

     - The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public.

Miscellaneous Powers and Responsibilities

     - The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - The Committee shall approve, in advance, the provision by the auditor of all services not related to the audit.

     - The Committee shall have the responsibility to submit the minutes of all meetings of the Audit Committee to the Board of Directors.

     - The Committee shall require that a going concern qualification in an audit opinion be disclosed through the issuance of a press release.

     - The Committee shall have the responsibility of reviewing and assessing the adequacy of this Charter at least annually.

     - The Committee shall have the responsibility to prepare the report required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission.

     - The Committee shall have the power to access the Company's counsel without the approval of management, as it determines necessary to carry out its duties.

     - The Committee also shall have the authority without the consent of management or the Board, at the Company's expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting, or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

     - The Committee shall have the responsibility of discussing with management and the independent auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities, and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies and review management's replies to such correspondence, complaints, or reports.

     - The Committee shall have the responsibility to discuss with the Company's counsel or legal/regulatory department legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Meetings

     The Audit Committee shall meet as often as it determines to be necessary to fulfill its duties and responsibilities, but not less frequently than quarterly. The Audit Committee may form and delegate authority to Committee members when appropriate, including specifically the preapproval of non-audit services and the review of earnings releases, and earnings guidance.

     Minutes of each meeting will be compiled by the Company Corporate Secretary who shall act as Secretary to the Committee, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company who also is a member of the Company's internal compliance department or any other person designated by the Committee.



                              PROXY

                    AMERISERV FINANCIAL, INC.

                  ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISESRV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and James V. Saly, or either of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my
(our) name(s) on its books on March 5, 2003, at the Annual Meeting of its Shareholders to be held at the Holiday Inn Downtown Crown Ballroom, 250 Market Street, Johnstown, PA 15901-2996, on Tuesday, April 22, 2003, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side

            Continued and to be signed on reverse side

Vote By Telephone

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Call Toll Free on a Touch Tone Phone
1-877-PRX-VOTE (1-877-779-8863).

Follow these four easy steps:

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2.  Call the toll-free number
    1-877-PRX VOTE (1-877-779-8683).

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    http:www.eproxyvote.com/asrv

3. Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote in important!
Go to http://www.eproxyvote.com/asrv anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

[X]  Please mark votes as in this example.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL
BE VOTED IN FAVOR OF ITEM 1, AGAINST ITEM 2 AND IN THE BEST
JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO
ITEM 3.

1.  Election of Class II Directors for Terms Expiring 2006.

     Nominees:  (01)  J. Michael Adams
                (02)  Edward J. Cernic, Sr.
                (03)  Margaret A. O'Malley
                (04)  Mark E. Pasquerilla
                (05)  Thomas C. Slater

                        [   ] FOR          [   ] WITHHELD

[   ]  ----------------------------------------------------
       For all nominees except as written on the line above

2.  Shareholder Proposal

[   ] FOR      [   ] AGAINST      [   ] ABSTAIN

3. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

[   ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
[   ]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Receipt is acknowledged of the Notice and Proxy statement for said meeting, each dated March 17, 2003.

Please sign and return promptly in enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon.
When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Signature:  ------------------------------------
Date:  -----------------------------------------